Exhibit 1

EXECUTION VERSION

TERMS AGREEMENT

November 21, 2014

Praxair, Inc.
39 Old Ridgebury Road
Danbury, Connecticut 06810-5113

Ladies and Gentlemen:

We, Citigroup Global Markets Limited, Deutsche Bank AG, London Branch, HSBC Bank plc and Merrill Lynch International (the “Representatives”), acting on behalf of the several underwriters named in Schedule I attached hereto (the “Underwriters”), understand that Praxair, Inc., a Delaware corporation (the “Company”), proposes to issue and sell €500,000,000 aggregate principal amount of its 1.625% Notes due 2025 (the “Offered Securities”), covered by the registration statement on Form S-3 (No. 333-183150) (the “Registration Statement”) filed by the Company.  Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters named in Schedule I attached hereto agree to purchase, severally and not jointly, the Offered Securities in the amounts set forth opposite our respective names on such Schedule.  The closing in respect of the purchase and sale of the Offered Securities shall occur on December 1, 2014 by 10:00 a.m. (the “Closing Date”).

All the provisions contained in the Praxair, Inc. Standard Underwriting Agreement Provisions (August 8, 2012 edition), other than the form of Delayed Delivery Contract attached thereto as Annex I and Terms Agreement attached thereto as Annex II (the “Standard Provisions”), a copy of which is filed as an exhibit to the Registration Statement, are incorporated herein by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Standard Provisions had been set forth in full herein. Terms defined in the Standard Provisions are used herein as therein defined.

For purposes of Sections 2 and 7 of the Standard Provisions, the only information furnished to the Company by any Underwriter for use in the U.S. Prospectus consists of the following information in the U.S. Prospectus furnished on behalf of each Underwriter: the last paragraph at the bottom of the prospectus supplement cover page concerning the terms of the offering by the Underwriters, and the information contained in the third paragraph, the fifth and sixth sentences of the sixth paragraph and the seventh, eighth, tenth and eleventh paragraphs under the caption “Underwriting” in the prospectus supplement.

Date of Basic Prospectus: August 8, 2012

Date of Preliminary Prospectus Supplement: November 21, 2014

Date of Prospectus Supplement: November 21, 2014

Time of Sale: 12:00 p.m., New York City time on November 21, 2014

Names and Addresses of Representatives:

Citigroup Global Markets Limited
Citigroup Centre
Canada Square, Canary Wharf
London E14 5LB

Deutsche Bank AG, London Branch
Winchester House
1 Great Winchester Street
London EC2N 2DB

HSBC Bank plc
8 Canada Square, Canary Wharf
London E14 5HQ

Merrill Lynch International
2 King Edward Street
London EC1A 1HQ

The Offered Securities shall have the following terms:

Title:	1.625% Notes due 2025
Maturity:	December 1, 2025
Interest Rate:	1.625% per annum
Interest Payment Dates:	Interest will be payable annually in arrears on December 1 of each year, commencing December 1, 2015.
Redemption Provisions:
The Company may redeem the Offered Securities at its option, at any time in whole or from time to time in part.

The redemption price for the Offered Securities to be redeemed on any redemption date will be equal to the greater of:

(1) the principal amount of the Offered Securities being redeemed plus accrued and unpaid interest to the redemption date; or

(2) the sum of the present values of the principal amount of the Offered Securities, together with the scheduled annual payments of interest (exclusive of interest to the redemption date) from the redemption date to the maturity date of the Offered Securities, in each case discounted to the redemption date on an ACTUAL/ACTUAL (ICMA) day count basis at the applicable Comparable Government Bond Rate (as defined below), plus 15 basis points, plus accrued and unpaid interest on the principal amount of the Offered Securities to the redemption date.

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by the Company.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company, a German government bond whose maturity is closest to the maturity of the Offered Securities to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.

In addition, the Company has the option to redeem the Offered Securities under the circumstances described in the Preliminary Prospectus Supplement under the caption “Description of the Notes – Redemption Upon Tax Event.”

Purchase Price:	98.684% of the principal amount thereof
Public Offering Price:	99.134% of the principal amount thereof, plus accrued interest, if any, from December 1, 2014
Additional Terms:
The Offered Securities will be issued only in registered form in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Delivery of the Offered Securities shall be made in book-entry form through a common depositary for Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V., as operator of the Euroclear system.

which terms shall be set forth in a pricing term sheet substantially in the form of Exhibit 1 attached hereto (the “Pricing Term Sheet”).

The Offered Securities will be made available for checking and packaging at the offices of Davis Polk & Wardwell LLP at least 24 hours prior to the Closing Date.

We represent that we are authorized to act for the several Underwriters named in Schedule I hereto in connection with this financing and any action under this agreement by any of us will be binding upon all the Underwriters.

This Terms Agreement may be executed in one or more counterparts, all of which counterparts shall constitute one and the same instrument.

[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company, and the several Underwriters in accordance with its terms.

Very truly yours,

CITIGROUP GLOBAL MARKETS LIMITED
DEUTSCHE BANK AG, LONDON BRANCH
HSBC BANK PLC
MERRILL LYNCH INTERNATIONAL
BANCO BRADESCO BBI S.A.
BANCO SANTANDER, S.A.
MITSUBISHI UFJ SECURITIES
      INTERNATIONAL PLC
SMBC NIKKO CAPITAL MARKETS LIMITED
U.S. BANCORP INVESTMENTS, INC.

By:     Citigroup Global Markets Limited

By: /s/ James Barnard Name: James Barnard Title: Delegated Signatory
By:    Deutsche Bank AG, London Branch

By:     /s/ Jack McCabe
   Name:  Jack McCabe
   Title:  Director

By:     /s/ Ben Smilchensky
           Name:  Ben Smilchensky
           Title:  Managing Director

By:     HSBC Bank plc

By:     /s/ Karl Allen
           Name:  Karl Allen
           Title:  Director

By:     Merrill Lynch International

By:      /s/ John Cavanagh
            Name:  John Cavanagh
            Title:  Managing Director

[Signature Page to Terms Agreement]

By:      Banco Bradesco BBI S.A.

By:      /s/ Mauro Tukiyama
            Name:  Mauro Tukiyama

By:      /s/ Mauricio Hideki Martins
            Name:  Mauricio Hideki Martins

By:      Banco Santander, S.A.

By:      /s/ Roland Broecheler
            Name:  Roland Broecheler
            Title:  Authorised Signatory

By:      /s/ Argent Veseli
            Name:  Argent Veseli
            Title:  Authorised Signatory

By:     Mitsubishi UFJ Securities International plc

By:       /s/ Trevor Kemp
             Name:  Trevor Kemp
             Title:  Authorised Signatory

By:       SMBC Nikko Capital Markets Limited

By:       /s/ Stephen Aped
             Name:  Stephen Aped
             Title:  Managing Director

By:       U.S. Bancorp Investments, Inc.

By:        /s/ Bill Carney
             Name:  Bill Carney
             Title:  Managing Director

[Signature Page to Terms Agreement]

The foregoing Terms Agreement
is hereby confirmed as of the
date first above written

PRAXAIR, INC.

By:     /s/ Timothy S. Heenan
Name:  Timothy S. Heenan
Title:  Vice President and Treasurer

[Signature Page to Terms Agreement]

SCHEDULE I

Underwriters	Amount of Offered Securities to be Purchased
Citigroup Global Markets Limited	€112,500,000
Deutsche Bank AG, London Branch	112,500,000
HSBC Bank plc	112,500,000
Merrill Lynch International	112,500,000
Banco Bradesco BBI S.A.	10,000,000
Banco Santander, S.A.	10,000,000
Mitsubishi UFJ Securities International plc	10,000,000
SMBC Nikko Capital Markets Limited	10,000,000
U.S. Bancorp Investments, Inc.	10,000,000
Total	€500,000,000

EXHIBIT 1
Pricing Term Sheet

Final Term Sheet
Filed pursuant to Rule 433
Dated November 21, 2014

Relating to

Prospectus Supplement dated November 21, 2014 to

Registration Statement No. 333-183150

€500,000,000 1.625% Notes due 2025

Issuer:	Praxair, Inc.
Title of Securities:	1.625% Notes due 2025
Principal Amount:	€500,000,000
Maturity Date:	December 1, 2025
Issue Price (Price to Public):	99.134% of principal amount
Coupon (Interest Rate):	1.625% per annum
Re-Offer Yield to Maturity:	1.712%
Benchmark Bund:	DBR 1.000% due August 15, 2024
Benchmark Bund Yield / Price:	0.774% / 102.11%
Re-Offer Spread to Benchmark Bund:	93.8 basis points
Mid Swaps Yield:	1.082%
Re-Offer Spread to Mid Swaps:	63 basis points
Underwriting Fee:	45 basis points
Proceeds to Issuer (net of underwriting fees but before expenses):	€493,420,000
Interest Payment Dates:	Annually in arrears on each December 1, commencing December 1, 2015
Make-Whole Redemption:	Bund +15 basis points
Day Count:	Actual / Actual (ICMA)
Denominations:	€100,000 and integral multiples of €1,000 in excess thereof
Type of Offering:	SEC Registered
Listing:	Application will be made to list the Notes on the New York Stock Exchange
Trade Date:	November 21, 2014
Settlement Date:	December 1, 2014 (T+6)
Settlement:	Euroclear / Clearstream
Common Code/ISIN:	114391646/XS1143916465
Joint Bookrunners:	Citigroup Global Markets Limited, Deutsche Bank AG, London Branch, HSBC Bank plc and Merrill Lynch International
Co-Managers:	Banco Bradesco BBI S.A., Banco Santander, S.A., Mitsubishi UFJ Securities International plc, SMBC Nikko Capital Markets Limited, U.S. Bancorp Investments, Inc.
Long-term Debt Ratings*:	Moody’s: A2 (stable); Standard & Poor’s: A (stable)

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

We expect that delivery of the notes will be made to investors on or about December 1, 2014, which will be the sixth business day following the date of this final term sheet (such settlement being referred to as “T+6”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+6, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

The issuer has filed a registration statement (including a prospectus, as supplemented) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus (as supplemented) in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Limited, toll free at (800) 831-9146, Deutsche Bank AG, London Branch, toll free at (800) 503-4611, HSBC Bank plc, toll free at (866) 811-8049 or Merrill Lynch International, toll free at (800) 294-1322.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.